Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933



                  THE PERKIN-ELMER CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)


               New York                              06-0490270
     (State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation or Organization)          Identification Number)


                         761 MAIN AVENUE
                NORWALK, CONNECTICUT  06859-0001
  (Address of Principal Executive Offices, including Zip Code)



                  THE PERKIN-ELMER CORPORATION
                   DEFERRED COMPENSATION PLAN
                    (Full Title of the Plan)


                        WILLIAM B. SAWCH
      Senior Vice President, General Counsel and Secretary
                  THE PERKIN-ELMER CORPORATION
                         761 Main Avenue
                 Norwalk, Connecticut 06859-0001
                         (203) 762-1000
   (Name, Address, and Telephone Number of Agent for Service)




                 CALCULATION OF REGISTRATION FEE


                                    Proposed  Proposed
                                    Maximum    Maximum
                          Amount   Offering   Aggregate  Amount of
Title of Securities to    to be    Price Per  Offering  Registration
     be Registered      Registered   Share    Price (1)    Fee

 Deferred Compensation
    Obligations (2)     $6,000,000   100%   $6,000,000     $ 1,668

1.     Estimated   solely   for  purposes  of   determining   the
   registration fee.

2. The    Deferred   Compensation   Obligations   are   unsecured
   obligations of The Perkin-Elmer Corporation to pay deferred compensation in the future in accordance with the terms of The
   Perkin-Elmer Corporation Deferred Compensation Plan.


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                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.


Item 2.   Registrant  Information  and  Employee  Plan  Annual
          Information.



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

       The   following   documents  filed  by  The   Perkin-Elmer
Corporation  (the  "Company") with the  Securities  and  Exchange
Commission   (the   "Commission")  are   incorporated   in   this
Registration Statement by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

          (3)   The  Company's Current Reports on Form 8-K  filed
July 10, 1998 and September 24, 1998.

          (4) The contents of the Company's Registration Statement on Form S-8 (Registration No. 333-45187), including "Description of Securities" (Item 4),"Interests of Named Experts and Counsel"(Item 5), "Indemnification of Directors and Officers" (Item 6), and "Undertakings" (Item 9).

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the
Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act in each year during which the offering



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


made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

          Incorporated by reference.  See Item 3.


Item 5.   Interests of Named Experts and Counsel.

          Incorporated by reference.  See Item 3.


Item 6.   Indemnification of Directors and Officers.

          Incorporated by reference.  See Item 3.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

     Exhibit 4 - The Perkin-Elmer Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-8 (No. 333-45187)).

      Exhibit 5     - Opinion  of  Thomas P. Livingston, Esq.
                   (including Consent).

     Exhibit 23(1)  - Consent of PricewaterhouseCoopers LLP


                    .
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     Exhibit 23(2)  -  Consent  of Thomas P. Livingston,Esq.
                   (included in Exhibit 5).


     Exhibit 24 - Power of Attorney (contained on the signature pages hereof).


Item 9.   Undertakings.

     Incorporated by reference.  See Item 3.

                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on January 29, 1999.

                              THE PERKIN-ELMER CORPORATION



                              By: /s/ William B. Sawch
                                  William B. Sawch
                                  Senior   Vice   President, General
                                  Counsel and Secretary


                        POWER OF ATTORNEY


      We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange
Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/Tony L. White              Chairman   of   the   Board,    January 29, 1999
Tony L. White                 President and Chief
                              Executive Officer
                             (Principal Executive Officer)


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


/s/Dennis L. Winger           Senior Vice  President  and     January 29, 1999
Dennis L. Winger              Chief Financial Officer
                             (Principal Financial Officer)


/s/Ugo D.DeBlasi              Corporate Controller            January 29, 1999
Ugo D. DeBlasi               (Principal Accounting
                              Officer)


/s/Joseph F. Abely, Jr.       Director                        January 29, 1999
Joseph F. Abely, Jr.


/s/Richard H. Ayers          Director                         January 29, 1999
Richard H. Ayers


/s/Jean Luc Belingard        Director                         January 29, 1999
Jean-Luc Belingard


/s/Robert H. Hayes          Director                          January 29, 1999
Robert H. Hayes


                            Director                          January __, 1999
Georges C. St. Laurent, Jr.


/s/Carolyn W. Slayman       Director                          January 29, 1999
Carolyn W. Slayman


/s/Orin R. Smith            Director                          January 29, 1999
Orin R. Smith

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                            EXHIBIT INDEX


Exhibit No.                    Exhibit

      5                Opinion of Thomas P. Livingston, Esq.

    23(1)              Consent of PricewaterhouseCoopers LLP